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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report

                                 April 28, 2004

                              ULTRA PETROLEUM CORP.
             (Exact name of registrant as specified in its charter)

     Yukon Territory, Canada              0-29370                  N/A
 (State or other jurisdiction of     (Commission File        (I.R.S. Employer
 incorporation or organization)           Number)         Identification Number)

        (363 North Sam Houston Pkwy, E., Suite 1200., Houston, TX 77060)

                                 (281-876-0120)

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Item 12. Results of Operations and Financial Condition


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

[April 28, 2004]                                        By: /s/ David Russell
                                                           ------------------
                                                             David Russell


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[LOGO] Ulta Resources, Inc.

April 27, 2004

ULTRA PETROLEUM REPORTS 141% INCREASE IN FIRST QUARTER EARNINGS


Houston, TX - Ultra Petroleum (AMEX-UPL) today reported earnings for the three-month period ended March 31, 2004 increased 141 % to $19.8 million or $0.25 per diluted share compared to $8.2 million or $0.11 per diluted share for the same period in 2003. Cashflow (1) for the period increased 106 % to $36.3 million or $0.45 per diluted share, compared to $17.6 million or $0.23 per diluted share for the same period in 2003. Production increased 54 % to 9.7 Bcfe compared to 6.3 Bcfe for 2003. Average natural gas prices for the three month period were $4.95 as compared to $3.84 for the same period in 2003.

During the first quarter, Ultra's bank group approved an increase in Ultra's borrowing base from $200 million to $315 million. Ultra's bank debt at March 31st was $114 million.

 "The first quarter of 2004 continued our string of financial successes. On growing production, record average Wyoming gas prices and our excellent cost structure, we have delivered the highest quarterly earnings in our history. During the quarter we executed the most aggressive winter drilling program in the history of Pinedale and have made a terrific start to this year's program. And, China is on track for production startup later this year. Just last week, our bank group increased our borrowing base more than 50% to $315 million, providing more than enough capital to fund our drilling program. We are on track to meet or exceed our production and reserve targets. Already, 2004 is shaping up to be another year of substantial growth," stated Michael D Watford, Chairman, President and CEO.

                             For the Three-Month Period Ended
                             31-Mar-04              31-Mar-03
Production
     Oil Production -                68,324                 50,113
     Bbls
     Natural Gas - Mcf            9,316,055              6,019,888
Gas Equivalent                    9,725,999              6,320,566
Production - Mcfe

Realized Production Prices
     Oil Price - $/bbl               $37.20                 $30.90
     Gas Price - $/Mcf                $4.95                  $3.84

Revenues
     Oil Revenue                 $2,541,550             $1,548,506
     Gas Revenue                $46,077,223            $23,122,589
Total Revenues                  $48,618,773            $24,671,095

           363 N. Sam Houston Pkwy. E., Ste. 1200, Houston, TX 77060
                 Telephone 281-876-0120 Fascimile 281-876-2831

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Operating costs and expenses
     Operating expenses          $1,282,924               $945,286
     Taxes                       $5,669,776             $2,663,222
     Gathering                   $2,772,197             $1,593,236
     Depreciation,               $5,480,720             $3,605,846
     depletion and
     amortization
     General and                 $1,554,039             $1,237,703
     administrative
     Stock compensation            $100,023               $612,500
     Interest and debt          $ 1,100,170               $653,600
     expense
Total direct expenses          $ 17,959,849            $11,311,393


Interest and other                  $12,734                 $8,579
income

Income Tax - Deferred           $10,888,440             $5,146,788

Net Income                      $19,783,218             $8,221,493
      Per common share                $0.26                  $0.11
     - basic
      Per common share                $0.25                  $0.11
     - diluted

Cash flow from                  $36,252,401            $17,586,627
operations (1)
      Per common share                $0.48                  $0.24
     - basic
      Per common share                $0.45                  $0.23
     - diluted

 Shares Outstanding              74,883,068             74,087,668

 Weighted Average -              74,757,345             74,056,840
Basic

 Weighted Average -              79,749,232             77,950,668
diluted

Costs per Mcfe
     Operating Expenses               $0.13                  $0.15
     Severance/Production             $0.58                  $0.42
     Taxes
     Gathering                        $0.29                  $0.25
Total Lease Operating                 $1.00                  $0.82

Depletion,                            $0.56                  $0.57
depreciation and
amortization

General and                           $0.16                  $0.20
administrative

These statements are unaudited and subject to year-end adjustment.

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     (1) "Cash flow" refers to cash flow from operations before net change in non-cash working capital.

Reconciliation of cash                  Three Months Ended March 31
flow from operations
before change in net
working capital
-------------------------------------------------------------------
                               2004                    2003
-------------------------------------------------------------------
Net cash provided by            $26,862,104            $14,078,092
operating activities
     Other long-term           ($3,716,429)             ($132,122)
     obligations
     Accounts payable           $16,106,026               $727,500
     and accrued
     liabilities
     Prepaid expenses          ($1,253,614)               $344,307
     and other current
     assets
     Inventory                 ($1,127,989)                     $0
     Accounts                    ($618,011)             $2,568,487
     receivable
     Restricted cash                   $314                   $362

Cash flow from                  $36,252,401            $17,586,627
operations before
change in net working
capital

Management believes that the non-GAAP measures of cash flow before changes in working capital is useful information to investors because it is widely used by professional analysts and sophisticated investors in valuing oil and gas companies. Many other investors use research reports of these analysts in making investment decisions.

Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" with 74,953,768 shares outstanding as of the date of this release.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this press release, relating to reserves and/or production that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K available from us at 363 North Sam Houston Parkway E., Suite 1200, Houston, TX 77060. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

This news release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's businesses are set forth in their filings with the Securities and Exchange Commission. Full details regarding the selected financial information provided above will be available in the Company's annual report and in the Annual Information form to be filed under the cover of Form 10-K.

For more information contact:

David Russell
Investor Relations
(281) 876-0120 Extension 302